EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-15190 on Form S-3; Registration Statement Nos. 333-52476 and 333-53150 on Form S-3; Registration Statement Nos. 33-47534, 333-40796, 33-54307, and 333-95035 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 33-1720 on Form S-8; and Post-Effective Amendment No. 3 On Form S-3 to Registration Statement No. 2-96386 On Form S-14, all of Pinnacle West Capital Corporation, of our report dated February 8, 2002 (March 22, 2002, as to Note 18) (which report expresses an unqualified opinion and includes an explantory paragraph relating to the change in 2001 in the method of accounting for derivatives and hedging activities in order to comply with the provisions of Statement of Financial Accounting Standards No.
133) appearing in this Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 25, 2002